Exhibit 99.1
Third Quarter 2026
Earnings Results

Media Relations: Tony Fratto 212-902-5400
Investor Relations: Jehan Ilahi 212-902-0300

The Goldman Sachs Group, Inc.
200 West Street | New York, NY 10282

THIRD QUARTER 2026 EARNINGS RESULTS

Goldman Sachs Reports Third Quarter Earnings Per
Common Share of $17.01
Financial Summary

Net Earnings $ in millions
3Q26	$5,294
3Q26 YTD	$17,552

EPS[1]
3Q26	$17.01
3Q26 YTD	$55.56

Net Revenues $ in millions
3Q26	$18,679
3Q26 YTD	$56,244

Annualized ROE[2]
3Q26	18.7%
3Q26 YTD	20.7%

Book Value Per Share
3Q26	$372.64
YTD Growth	4.2%
NEW YORK, October 13, 2026 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $18.68 billion and net earnings of $5.29 billion for the third quarter ended September 30, 2026. Net revenues were $56.24 billion and net earnings were $17.55 billion for the first nine months of 2026.
Diluted earnings per common share (EPS)1 was $17.01 for the third quarter of 2026 compared with $12.25 for the third quarter of 2025 and $20.98 for the second quarter of 2026, and was $55.56 for the first nine months of 2026 compared with $37.33 for the first nine months of 2025.
Annualized return on average common shareholders' equity (ROE)2 was 18.7% for the third quarter of 2026 and 20.7% for the first nine months of 2026.
Book value per common share increased by 1.4% during the third quarter of 2026 and by 4.2% during the first nine months of
2026 to $372.64.

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

Net Revenues

Net revenues were $18.68 billion for the third quarter of 2026, 23% higher than the third quarter of 2025 and 8% lower than the second quarter of 2026. The increase compared with the third quarter of 2025 primarily reflected significantly higher net revenues in Global Banking & Markets.

Net Revenues $ in millions
3Q26	$18,679
Global Banking & Markets

Net revenues in Global Banking & Markets were $13.46 billion for the third quarter of 2026, 32% higher than the third quarter of 2025 and 13% lower than the second quarter of 2026.
Investment banking fees were $3.22 billion, 21% higher than the third quarter of 2025, primarily due to higher net revenues in Advisory, reflecting an increase in completed mergers and acquisitions volumes, and significantly higher net revenues in Equity underwriting, primarily reflecting higher net revenues from initial public offerings and secondary offerings. Net revenues in
Debt underwriting were also higher, primarily reflecting significantly higher net revenues from investment-grade activity. The firm’s Investment banking fees backlog3 decreased compared with the end of the second quarter of 2026 and decreased slightly compared with the end of 2025.
Net revenues in Fixed Income, Currency and Commodities (FICC) were $3.47 billion, essentially unchanged compared with the third quarter of 2025. Net revenues in FICC intermediation were lower, due to significantly lower net revenues in mortgages and credit products and lower net revenues in interest rate products, partially offset by significantly higher net revenues in currencies and commodities. Net revenues in FICC financing were higher, primarily due to higher net revenues in mortgages and structured lending.
Net revenues in Equities were $6.44 billion, 72% higher than the third quarter of 2025, due to significantly higher net revenues in Equities financing (driven by significantly higher net revenues in prime financing and portfolio financing)
and in Equities intermediation (primarily driven by significantly higher net revenues in derivatives).
Net revenues in Other were $322 million, compared with $282 million for the third quarter of 2025, primarily reflecting higher net revenues in transaction banking.

Global Banking & Markets $ in millions
Advisory	$1,654
Equity underwriting	666
Debt underwriting	904
Investment banking fees	3,224

FICC intermediation	2,264
FICC financing	1,207
FICC	3,471

Equities intermediation	3,076
Equities financing	3,365
Equities	6,441

Other	322
Net revenues	$13,458

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

Asset & Wealth Management

Net revenues in Asset & Wealth Management were $5.05 billion for the third quarter of 2026, 14% higher than the third quarter of 2025 and 10% higher than the second quarter of 2026. The increase compared with the third quarter of 2025 reflected significantly higher Management and other fees and
Incentive fees, partially offset by significantly lower net revenues in
Investments and Private banking and lending.
The increase in Management and other fees primarily reflected the impact of higher average assets under supervision. The increase in Incentive fees was driven by fund distributions. The decrease in Investments net revenues included net markdowns in debt investments compared with net markups in the prior year period. The decrease in Private banking and lending net revenues reflected the payment of interest on a previously impaired loan in the prior year period.

Asset & Wealth Management $ in millions
Management and other fees	$3,587
Incentive fees	587
Private banking and lending	827
Investments	50
Net revenues	$5,051
Platform Solutions

Net revenues in Platform Solutions were $170 million for the third quarter of
2026, 72% lower than the third quarter of 2025 and 23% lower than the second quarter of 2026. The decrease compared with the third quarter of 2025 primarily reflected net markdowns related to the Apple Card loan portfolio, which was transferred to held for sale in the fourth quarter of 2025.

Platform Solutions $ in millions
Net revenues	$170
Provision for Credit Losses

Provision for Credit Losses $ in millions
3Q26	$368
Provision for credit losses was $368 million for the third quarter of 2026, compared with $339 million for the third quarter of 2025 and $102 million for the second quarter of 2026. Provisions for the third quarter of 2026 primarily reflected impairments related to wholesale loans. Provisions for the third quarter of 2025 primarily reflected net provisions related to the credit card portfolio, which was transferred to held for sale in the fourth quarter of 2025.

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

Operating Expenses

Operating expenses were $11.31 billion for the third quarter of 2026, 20%
higher than the third quarter of 2025 and 3% lower than the second quarter of
2026. The firm's efficiency ratio3 was 59.4% for the first nine months of 2026, compared with 62.1% for the first nine months of 2025.
The increase in operating expenses compared with the third quarter of 2025 primarily reflected significantly higher transaction based expenses and higher compensation and benefits expenses (reflecting improved operating performance). In addition, charitable contributions to Goldman Sachs Gives (in other expenses) were significantly higher.
Net provisions for litigation and regulatory proceedings were $23 million for the third quarter of 2026, compared with $131 million for the third quarter of 2025.
Headcount increased 3% compared with the end of the second quarter of
2026, reflecting the timing of campus hires.

Operating Expenses $ in millions
3Q26	$11,308

Efficiency Ratio
3Q26 YTD	59.4%
Provision for Taxes

Effective Tax Rate
3Q26 YTD	20.4%
The effective tax rate for the first nine months of 2026 was 20.4%, up from
18.5% for the first half of 2026, primarily due to a decrease in the impact of tax benefits on the settlement of employee share-based awards.4
Other Matters

•On October 12, 2026, the Board of Directors of The Goldman Sachs
Group, Inc. declared a dividend of $5.00 per common share to be paid on
December 30, 2026 to common shareholders of record on December 2,
2026.
•During the quarter, the firm returned $4.49 billion of capital to common shareholders, including $3.00 billion of common share repurchases (2.9 million shares at an average cost of $1,048.73) and $1.49 billion of common stock dividends.3
•Global core liquid assets3 averaged $574 billion for the third quarter of
2026, compared with an average of $555 billion for the second quarter of
2026.

Quarterly Dividend Declared Per common share
4Q26	$5.00

Common Share Repurchases $ in billions
3Q26	$3.00
Hi Hi d

Average GCLA $ in billions
3Q26	$574

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in
1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.
Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private
Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2025.
Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.
Statements about the firm’s Investment banking fees backlog and future results also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the potential for new or increased tariffs, the continuation or worsening of the conflict in the Middle
East, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s Investment banking fees, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2025.
Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-800-330-6730 (in the
U.S.) or 1-646-769-9500 (outside the U.S.) passcode number 7042022. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor
Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs
Investor Relations, via e-mail, at gs-investor-relations@gs.com.

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Segment Net Revenues (unaudited)

	THREE MONTHS ENDED			% CHANGE FROM
SEPTEMBER 30,		JUNE 30,	SEPTEMBER 30,	JUNE 30,	SEPTEMBER 30,
$ in millions	2026	2026	2025	2026	2025
GLOBAL BANKING & MARKETS
Advisory	$1,654	$1,378	$1,404	20%	18%
Equity underwriting	666	985	465	(32)	43
Debt underwriting	904	1,032	788	(12)	15
Investment banking fees	3,224	3,395	2,657	(5)	21
FICC intermediation	2,264	3,376	2,437	(33)	(7)
FICC financing	1,207	1,216	1,056	(1)	14
FICC	3,471	4,592	3,493	(24)	(1)
Equities intermediation	3,076	4,157	2,020	(26)	52
Equities financing	3,365	3,259	1,716	3	96
Equities	6,441	7,416	3,736	(13)	72
Other	322	117	282	175	14
Net revenues	13,458	15,520	10,168	(13)	32

ASSET & WEALTH MANAGEMENT
Management and other fees	3,587	3,355	2,943	7	22
Incentive fees	587	112	76	424	672
Private banking and lending	827	689	1,057	20	(22)
Investments	50	441	342	(89)	(85)
Net revenues	5,051	4,597	4,418	10	14

PLATFORM SOLUTIONS
Net revenues	170	221	598	(23)	(72)

Total net revenues	$18,679	$20,338	$15,184	(8)	23
Geographic Net Revenues (unaudited)3

	THREE MONTHS ENDED
	SEPTEMBER 30,	JUNE 30,	SEPTEMBER 30,
$ in millions	2026	2026	2025
Americas	$11,674	$12,222	$10,020
EMEA	3,205	4,502	3,163
Asia	3,800	3,614	2,001
Total net revenues	$18,679	$20,338	$15,184
Americas	63%	60%	66%
EMEA	17%	22%	21%
Asia	20%	18%	13%
Total	100%	100%	100%

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Segment Net Revenues (unaudited)

	NINE MONTHS ENDED		% CHANGE FROM
SEPTEMBER 30,		SEPTEMBER 30,	SEPTEMBER 30,
$ in millions	2026	2025	2025
GLOBAL BANKING & MARKETS
Advisory	$4,526	$3,370	34%
Equity underwriting	2,186	1,263	73
Debt underwriting	2,747	2,129	29
Investment banking fees	9,459	6,762	40
FICC intermediation	8,589	8,250	4
FICC financing	3,485	3,165	10
FICC	12,074	11,415	6
Equities intermediation	9,951	7,162	39
Equities financing	9,232	5,067	82
Equities	19,183	12,229	57
Other	1,000	636	57
Net revenues	41,716	31,042	34

ASSET & WEALTH MANAGEMENT
Management and other fees	10,019	8,446	19
Incentive fees	882	308	186
Private banking and lending	2,154	2,571	(16)
Investments	671	635	6
Net revenues	13,726	11,960	15

PLATFORM SOLUTIONS
Net revenues	802	1,827	(56)

Total net revenues	$56,244	$44,829	25
Geographic Net Revenues (unaudited)3

	NINE MONTHS ENDED
	SEPTEMBER 30,	SEPTEMBER 30,
$ in millions	2026	2025
Americas	$34,312	$28,868
EMEA	11,474	10,465
Asia	10,458	5,496
Total net revenues	$56,244	$44,829
Americas	61%	65%
EMEA	20%	23%
Asia	19%	12%
Total	100%	100%

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings (unaudited)

	THREE MONTHS ENDED			% CHANGE FROM
In millions, except per share amounts and headcount	SEPTEMBER 30,	JUNE 30,	SEPTEMBER 30,	JUNE 30,	SEPTEMBER 30,
	2026	2026	2025	2026	2025
REVENUES
Investment banking	$3,233	$3,400	$2,659	(5)%	22%
Investment management	4,102	3,378	2,952	21	39
Commissions and fees	1,515	1,525	1,110	(1)	36
Market making	5,658	7,637	3,868	(26)	46
Other principal transactions	401	444	743	(10)	(46)
Total non-interest revenues	14,909	16,384	11,332	(9)	32

Interest income	22,793	22,047	20,822	3	9
Interest expense	19,023	18,093	16,970	5	12
Net interest income	3,770	3,954	3,852	(5)	(2)

Total net revenues	18,679	20,338	15,184	(8)	23

Provision for credit losses	368	102	339	261	9

OPERATING EXPENSES
Compensation and benefits	5,122	6,104	4,680	(16)	9
Transaction based	3,021	3,052	1,968	(1)	54
Market development	183	198	171	(8)	7
Communications and technology	674	635	545	6	24
Depreciation and amortization	537	509	531	6	1
Occupancy	249	244	242	2	3
Professional fees	424	372	432	14	(2)
Other expenses	1,098	559	884	96	24
Total operating expenses	11,308	11,673	9,453	(3)	20

Pre-tax earnings	7,003	8,563	5,392	(18)	30
Provision for taxes	1,709	1,935	1,294	(12)	32
Net earnings	5,294	6,628	4,098	(20)	29
Preferred stock dividends	172	229	238	(25)	(28)
Net earnings to common	$5,122	$6,399	$3,860	(20)	33

EARNINGS PER COMMON SHARE
Basic[3]	$17.24	$21.27	$12.42	(19)%	39%
Diluted[1]	$17.01	$20.98	$12.25	(19)	39
AVERAGE COMMON SHARES
Basic	296.1	300.1	309.6	(1)	(4)
Diluted	301.1	304.9	315.0	(1)	(4)

SELECTED DATA AT PERIOD-END
Common shareholders' equity	$110,151	$109,714	$109,249	—	1
Basic shares[3]	295.6	298.4	308.8	(1)	(4)
Book value per common share	$372.64	$367.67	$353.79	1	5

Headcount	47,500	46,200	48,300	3	(2)

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings (unaudited)

	NINE MONTHS ENDED		% CHANGE FROM
In millions, except per share amounts	SEPTEMBER 30,	SEPTEMBER 30,	SEPTEMBER 30,
	2026	2025	2025
REVENUES
Investment banking	$9,477	$6,769	40%
Investment management	10,659	8,548	25
Commissions and fees	4,366	3,537	23
Market making	18,756	14,324	31
Other principal transactions	1,707	1,800	(5)
Total non-interest revenues	44,965	34,978	29

Interest income	65,477	59,994	9
Interest expense	54,198	50,143	8
Net interest income	11,279	9,851	14

Total net revenues	56,244	44,829	25

Provision for credit losses	785	1,010	(22)

OPERATING EXPENSES
Compensation and benefits	16,638	14,241	17
Transaction based	8,588	5,773	49
Market development	567	494	15
Communications and technology	1,892	1,581	20
Depreciation and amortization	1,541	1,655	(7)
Occupancy	747	709	5
Professional fees	1,175	1,296	(9)
Other expenses	2,259	2,073	9
Total operating expenses	33,407	27,822	20

Pre-tax earnings	22,052	15,997	38
Provision for taxes	4,500	3,438	31
Net earnings	17,552	12,559	40
Preferred stock dividends	628	643	(2)
Net earnings to common	$16,924	$11,916	42

EARNINGS PER COMMON SHARE
Basic[3]	$56.27	$37.75	49%
Diluted[1]	$55.56	$37.33	49
AVERAGE COMMON SHARES
Basic	299.9	314.6	(5)
Diluted	304.6	319.2	(5)

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)3

	AS OF
	SEPTEMBER 30,	JUNE 30,
$ in billions	2026	2026
ASSETS
Cash and cash equivalents	$177	$187
Collateralized agreements	359	366
Customer and other receivables	226	230
Trading assets	832	789
Investments	273	256
Loans	276	261
Other assets	39	39
Total assets	$2,182	$2,128

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$568	$558
Collateralized financings	395	357
Customer and other payables	289	300
Trading liabilities	331	324
Unsecured short-term borrowings	92	90
Unsecured long-term borrowings	352	348
Other liabilities	30	28
Total liabilities	2,057	2,005
Shareholders’ equity	125	123
Total liabilities and shareholders’ equity	$2,182	$2,128
Capital Ratios and Supplementary Leverage Ratio (unaudited)3

	AS OF
	SEPTEMBER 30,	JUNE 30,
$ in billions	2026	2026
Common equity tier 1 capital	$101.4	$101.7
STANDARDIZED CAPITAL RULES
Risk-weighted assets	$817	$791
Common equity tier 1 capital ratio	12.4%	12.9%
ADVANCED CAPITAL RULES
Risk-weighted assets	$745	$747
Common equity tier 1 capital ratio	13.6%	13.6%
SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	4.3%	4.3%
Average Daily VaR (unaudited)3

	THREE MONTHS ENDED
	SEPTEMBER 30,	JUNE 30,
$ in millions	2026	2026
CATEGORIES
Interest rates	$75	$82
Equity prices	79	65
Currency rates	18	19
Commodity prices	31	30
Diversification effect	(77)	(76)
Total	$126	$120

GOLDMAN SACHS REPORTS
THIRD QUARTER 2026 EARNINGS RESULTS

The Goldman Sachs Group, Inc. and Subsidiaries
Assets Under Supervision (unaudited)3,5

	SEPTEMBER 30,	JUNE 30,	SEPTEMBER 30,
$ in billions	2026	2026	2025
ASSET CLASS (as of period-end)
Alternative investments	$491	$459	$390
Equity	1,150	1,123	914
Fixed income	1,405	1,394	1,297
Total long-term AUS	3,046	2,976	2,601
Liquidity products	1,051	1,065	851
Total AUS	$4,097	$4,041	$3,452
ROLLFORWARD (for the three months ended)
Beginning balance	$4,041	$3,650	$3,293
Net inflows / (outflows):
Alternative investments	34	21	12
Equity	13	46	5
Fixed income	50	24	39
Total long-term AUS net inflows / (outflows)[6]	97	91	56
Liquidity products	(14)	139	23
Total AUS net inflows / (outflows)	83	230	79
Net market appreciation / (depreciation)	(27)	161	80
Ending balance	$4,097	$4,041	$3,452

Footnotes
1.Diluted EPS includes the dilutive effect of instruments that are convertible into common shares and other share-based arrangements.
2.Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders'
equity. Average monthly common shareholders' equity was $109.38 billion for the three months ended September 30, 2026 and $109.06 billion for the nine months ended September 30, 2026.
3.For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition
and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2026: (i) Investment banking fees backlog – see
“Results of Operations – Global Banking & Markets,” (ii) assets under supervision (AUS) – see “Results of Operations – Asset & Wealth Management –
Assets Under Supervision,” (iii) efficiency ratio – see “Results of Operations – Operating Expenses,” (iv) share repurchase program – see “Capital
Management and Regulatory Capital – Capital Management,” (v) global core liquid assets (GCLA) – see “Risk Management – Liquidity Risk
Management,” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk
Management – Market Risk Management.”
For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly
Report on Form 10-Q for the period ended June 30, 2026: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy,” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards and other share-based arrangements that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common
Share.”
Represents a preliminary estimate for the third quarter of 2026 for the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR. These may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2026.
4.The impact of tax benefits related to employee share-based awards was a reduction to provision for taxes for the first nine months of 2026 of approximately $975 million, which increased diluted EPS by approximately $3.20 and annualized ROE by 1.1 percentage points.
5.Beginning in the fourth quarter of 2025, certain assets under supervision have been reclassified from fixed income to alternative investments to better reflect the underlying investment strategies. Amounts for prior periods have been conformed to the current presentation.
6.Includes $31 billion of inflows in long-term assets under supervision (in equity assets) in connection with the acquisition of Innovator Capital
Management, partially offset by $15 billion of outflows in long-term assets under supervision (in fixed income and equity assets) in connection with the disposition of Goldman Sachs TFI, for the three months ended June 30, 2026.